Exhibit 99.2

Exhibit 99.2

November 2004

Safe Harbor Statement

During the course of this presentation, we may provide forward-looking statements regarding Marchex’s financial results, products and other business developments that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those referred to in the forward-looking statements. The forward-looking statements made in this presentation are based on information known to us today and we do not undertake any obligation to update them.

We refer you to our prospectus and periodic reports on file with the Securities and Exchange Commission. These documents identify important risk factors that could cause actual results to differ materially from those contained in our forward-looking statements.

This presentation refers to adjusted operating income before amortization (Adjusted OIBA) which is considered a non-GAAP financial measure by the Securities and Exchange Commission. Adjusted OIBA is not in accordance with, or an alternative for, generally accepted accounting principals (GAAP), and may be different from non-GAAP measures used by other companies. Adjusted OIBA should be considered in addition to results prepared in accordance with GAAP, and should not be considered in isolation, as a substitute for, or superior to, GAAP results.

There can be no republication or reproduction of this presentation without the express prior written consent of Marchex. Any such republication or reproduction of this presentation or the accounts thereof, without such prior consent, is strictly prohibited.

Our Mission

Marchex provides technology-based merchant services that facilitate and drive growth in online transactions.

Executing on the Marchex Mission

ONLINE USER TRAFFIC SOURCES

17 Million + Proprietary Online Monthly Unique Visitors in Key Vertical Commerce Categories

Travel Jobs

Insurance Health

Real Estate Personals

Home & Garden Business

Auto Financial Services

Entertainment Education

Web & Telecom Services Technology & Electronics

Search Engine Partnerships

Commerce Portal Partnerships

SEARCH MARKETING

SERVICES FOR ONLINE MERCHANTS

Proprietary Technology-based Services that Drive Online Transactions

Pay-per-Click

Feed Management

Advertising Campaign Management

Search Engine Optimization

Outsourced Search Engine Marketing Services

Transaction Highlights

With this transaction Marchex believes it is establishing a strong position in the direct navigation market, a large and growing segment of the global Internet search market which is estimated at $4.5 billion for 2004, according to First Albany Capital.

In September 2004, more than 67% of daily global Internet users arrived at Web sites by “direct navigation”, up from approximately 53% in February 2002, according to WebSideStory Inc.’s StatMarket division.

Marchex is acquiring a proprietary base of online user traffic representing more than 17 million unique visitors per month as of October 2004.

This traffic is generated from a portfolio of Web properties, or Internet domains, that are generally reflective of commercially-relevant search terms in many of the Internet’s most popular vertical commerce categories, and may also include geographically-targeted elements. Example Web properties acquired as part of this transaction include: debts.com, lasvegasvacations.com, rentguide.com, insurancecenter.com and careerinfo.com.

The total number of Web properties owned by Marchex after this transaction closes, including Marchex’s existing Internet domains, will be more than 100,000.

Key vertical commerce categories include: travel, financial services, insurance, real estate, auto, health, technology and electronics, personals, jobs, business, home and garden, Web and telecom services, education, and entertainment.

Transaction Highlights (cont.)

Marchex believes that the asset acquisition will build on Marchex’s existing portfolio of Internet domains, and that there are several opportunities to grow this traffic base and enhance user utility over time by leveraging its existing technologies and strategic relationships.

The transaction value is $164.2 million, consisting of $155.2 million in cash and $9 million in shares of Marchex Class B Common Stock (calculated using the 10-day average closing price as quoted by the NASDAQ National Market prior to the transaction closing date).

Closing of the transaction is currently expected to occur during the first quarter of 2005 and is contingent on a financing event that will be announced separately within the next 30 days.

Impact to Marchex

Marchex believes it will control the online user traffic of more than 17 million unique visitors per month (as of October 2004) accessing Web properties in the most popular online vertical commerce segments.

Marchex believes it will be among the leaders in a large and growing market that is dynamic, highly fragmented and presents key opportunities for innovation and consolidation.

Marchex believes it will have a non-replicable position due to the nature of Internet domain registration, which is similar to owning real-estate in that each domain name is unique.

Marchex has identified opportunities to grow the base of online user traffic and augment the user utility of the Web properties over time through leveraging its existing technologies and strategic relationships.

Although the transaction is expected to close during the first quarter of 2005, Marchex is providing a full year of consolidated guidance (as if the asset acquisition would have closed on January 1, 2005) of $84 million or more in revenue with an adjusted operating income before amortization margin target of 28% or more.

Pro forma with the asset acquisition, Marchex is updating its long-term adjusted operating income before amortization margin target to 30% or more, up from its prior margin target of 20% or more.

Marchex Search Engine Marketing Platform

Search and Directory Internet Traffic Sources

Marchex distribution includes: Yahoo!, Google, LookSmart and others

Commerce Portals and Shopping Internet Traffic Sources

Marchex distribution includes: Yahoo!Shopping, Shopping.com, Nextag and others

Proprietary Direct Navigation Internet Traffic Sources

Acquired Assets

Proprietary Search Marketing Services Technology Platform

Pay-per-Click

Feed Management

Advertising Campaign Management

- Bid Management

- Detailed Reporting

Search Engine Optimization

Outsourced Search Marketing Services Platform

Small Merchants Medium-Sized Businesses Large Enterprises

Marchex Direct Navigation Focus

Marchex’s direct navigation efforts are centered around the ownership of Web properties, or Internet domains, that are based on descriptive, commercially relevant search terms in popular vertical commerce categories.

Direct Navigation Business Characteristics

Keyword Search Terms = Products or Services = Descriptive Web Properties

Defensible Position

(non-replicable assets)

Search-based Business Model

(pay-per-click)

Relatively Low Traffic and Branding Costs

Relatively Low R&D Cost

Targeted Conversions

(search-like terms)

Direct Navigation Trends

Online users are increasingly navigating directly to Web properties.

- An IDC March 2004 report estimates annual global Internet user growth at 12% during the next three years

- WebSideStory Inc.’s StatMarket division estimated that in September 2004 more than 67% of daily global Internet users arrived at Web sites by “direct navigation”, up from approximately 53% in February 2002

- Consumers’ online usage patterns:

- Use of the Internet as a resource tool is increasingly becoming more sophisticated

- The depth and breadth of available online information extends to Web sites named by descriptive keywords coupled with an increasing need to quickly find targeted information

Direct navigation is a significant and growing percentage of the global Internet search market. Marchex estimates the following:

- The direct navigation market currently represents 10% or more of the global Internet search market, which First Albany Capital estimates will grow from $4.5 billion in 2004 to $13.1 billion in 2008

- There are millions of Web properties, or Internet domains, that comprise this market

- The quantity of Web properties is less relevant than the quality of the Web properties themselves, which Marchex defines as each property’s close correlation to a commercially-relevant search term coupled with associated user traffic to the property

- Monetization of third-party Web properties is currently done primarily through pay-per-click listings

Possibilities for Future Web Properties

Methods currently (and projected to be) utilized in the direct navigation sector include the following:

Potential Concepts

Users can access:

1. Targeted Web results;

2. Meta-product shopping results; and

3. Geographically-targeted results.

Targeted pay-per-click listings.

Targeted content.

Shopping listings that lead to meta-product shopping pages.

Financial Guidance

Standalone Guidance for Marchex and the Acquired Assets:

- Marchex: Marchex is raising its 2004 guidance to $43 million or more in revenue, up from its previous guidance of more than $40 million. Marchex previously provided its preliminary 2005 guidance of more than $60 million in revenue with an adjusted operating income before amortization margin target range of 11% to 15%, which excludes any contribution from the asset acquisition.

- Acquired Assets: 2004 standalone guidance for the acquired assets is more than $19 million in revenue with an adjusted operating income before amortization margin target of more than 80%.

Pro forma Consolidated Guidance:

- Pro forma Consolidated 2005 Guidance: Although the transaction is currently expected to close during the first quarter of 2005, Marchex is providing a full year of guidance (as if the asset acquisition would have closed on January 1, 2005) to give the effect for full year pro forma results. Marchex is accordingly providing preliminary pro forma consolidated 2005 guidance of $84 million or more in revenue with an adjusted operating income before amortization margin target of 28% or more. At the time of closing, Marchex may update 2005 guidance to reflect anticipated partial year contributions from the acquired assets.

- Long-Term Adjusted Operating Income Before Amortization Margin Target: Pro forma for the asset acquisition, Marchex is updating its long-term adjusted operating income before amortization margin target to 30% or more, up from its previous guidance of a long-term adjusted operating income before amortization margin target of 20% or more.

Marchex Summary

Proprietary Merchant Advertisers

Proprietary and Partner Traffic Sources

High Growth and Profitability Margins

Integrated Technology Platform

©2004 Marchex, Inc. All Rights Reserved.